The Ensign Group Reports Quarterly Adjusted Earnings of $0.65 per Share; Reaffirms 2013 Guidance

Conference Call and Webcast Scheduled for May 2, 2013 at 10:30 am PT

MISSION VIEJO, California - May 1, 2013 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, assisted and independent living, home health, hospice care and urgent care companies, today reported operating results for the first quarter of 2013.

Financial Highlights Include:

▪	Adjusted earnings per share climbed 6.6% to $0.65 per share for the quarter;

▪	Same-store skilled revenue mix grew by 124 basis points to 53.4% of revenues in the quarter;

▪	Adjusted net income was up 10.1% to $14.5 million for the quarter;

▪	Adjusted consolidated EBITDAR was $37.0 million, an increase of 7.6% over the prior year quarter; and

▪	Consolidated revenues were up 8.0% to a record $218.2 million in the quarter.

Operating Results
“We are pleased to report that operating results improved, albeit modestly relative to our typical performance, while we actively prepared for and began to absorb a number of new operations in the first quarter,” said Ensign's President and Chief Executive Officer Christopher Christensen. “With this quarter, we believe that we have laid a solid foundation to ramp our growth in every key operating and quality metric through 2013,” he added.

Mr. Christensen added that Management is “likewise pleased to be reaffirming 2013 annual guidance, with projected revenues of $915 million to $931 million, and adjusted earnings of $2.71 to $2.82 per diluted share.” He also stated that, “As we have noted in the past, our business can be a bit lumpy from quarter to quarter, but we are pleased to have been able to project performance fairly accurately on an annual basis to date.”

Chief Financial Officer Suzanne Snapper reported that the GAAP net loss from continuing operations of $0.48 per diluted share included the additional $33 million reserve taken by the company in the first quarter related to the anticipated finalization of the pending settlement of the Department of Justice civil investigation, which has been ongoing since 2006. Commenting on the tentative settlement, Mr. Christensen added, “We are pleased to be putting this matter behind us, and look forward to focusing on our mission of providing compassionate care to patients and achieving our goal of setting the standard for high quality healthcare services throughout the industry.”

Ms. Snapper noted that same-store occupancy was a bit soft in the first quarter at a sequentially-flat 80.9%, as a number of Ensign's skilled nursing facilities temporarily stopped admitting new patients during the winter's worse-than-usual flu season. In addition, she reported that first quarter occupancy was also impacted by extensive renovation activities in five mature facilities that temporarily closed beds, and that some of the renovation impact on occupancy will continue into the second quarter.

Adjusted net income was up 10.1% to $14.5 million for the quarter. Consolidated revenues were up 8.0% to $218.2 million for the quarter. Adjusted EBITDA grew 8.6% to $33.9 million in the quarter, and EBITDAR grew 7.6% to $37.0 million in the quarter.
Ms. Snapper also reported that Ensign's balance sheet remained strong, with its industry-low net-debt-to-EBITDAR ratio of 1.9x at quarter end. She further noted that the company continues to generate strong cash flow, with cash on hand on March 31 of $42.5 million, and net cash from operations of $21.7 million for the quarter.

Diluted GAAP earnings per share from continuing operations was a loss of $0.48 for the quarter, compared to earnings of $0.60 per share from continuing operations in the prior year quarter. Ms. Snapper noted that, in addition to the reserve for the DOJ investigation, the quarter included a non-cash adjustment of $2.8 million for the impairment of the fair valuation of Doctors Express, Ensign's urgent care franchise system. The initial value of Doctor's Express was based in part on the “fair valuation” of a non-controlling interest, which is based on an accounting analysis and not based on cash paid for the transaction.

Adjusted non-GAAP earnings for the quarter were $0.65 per diluted share, compared to $0.61 in the fourth quarter of 2011, an increase of 6.6%.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at http://www.ensigngroup.net.

2013 Guidance Reaffirmed
Management reaffirmed its previously-announced 2013 annual guidance, projecting revenues of $915 million to $931 million, and adjusted net income of $2.72 to $2.81 per diluted share for the year. The guidance is based on diluted weighted average common shares outstanding of 22.5 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, the anticipated effects of sequestration followed by an anticipated Medicare rate increase in October 1, 2013, an approximately 1.0% increase in Medicaid reimbursement rates net of expected provider tax increases, and that tax rates do not materially increase. It excludes acquisition-related costs and amortization costs related to intangible assets acquired. It also excludes expenses related to the DOJ investigation and tentative settlement, discontinued operations, and development and operational losses associated with newly-developed operations which have not achieved stabilization.

DOJ Investigation Progress
On April 22, 2013 the Company announced that it had reached an agreement in principle with agencies of the U.S. government to finally settle the Company's long-running Department of Justice investigation. In connection with the settlement, Ensign expects to enter into a corporate integrity agreement with the Office of Inspector General-HHS, and make a single lump-sum payment to the government to resolve allegations that Ensign was overpaid by federal healthcare programs. In anticipation of the settlement, the Company recorded a $15 million charge in the fourth quarter of 2012, and increased its reserve by an additional $33 million in the first quarter of 2013, representing a total reserve of $48 million to satisfy the tentative settlement obligation. The Company expects to remit the alleged settlement amount to the government in the second or third quarter of 2013.

Ensign has denied engaging in any illegal conduct, and has agreed to the settlement amount without any admission of wrongdoing in order to resolve the allegations and to avoid the uncertainty and expense of protracted litigation. The Company does not expect the settlement and remittance to have a material adverse effect on the Company's long-term financial position, business plan or prospects; however, the resolution will have an impact on the Company's GAAP results of operations and cash flows for fiscal 2013.

In addition, the Company will incur ongoing costs associated with enhanced compliance activities, including monitoring expenses and other costs under the corporate integrity agreement as well as interest expense on a portion of the settlement amount, totaling approximately $2.5 million annually. Investors are directed to the more complete discussions of the matter contained in the company's 10-Q for additional disclosures.

Quarter Highlights
During the quarter, the company's Board of Directors declared a quarterly cash dividend of $0.065 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002.

The Company also disposed of its Doctor's Express franchise business, which was accounted for in the quarter even though the sale closed subsequent to quarter-end. The Company retained its non-franchised urgent care business, Immediate Clinic, in the transaction. Immediate Clinic opened two additional locations in the greater Seattle market in the quarter, bringing its total footprint to five open and operating clinics, with negotiations underway for additional locations. The Company projected that expected start-up losses in these new businesses will negatively impact the first half of 2013, but anticipates that these locations will start becoming accretive in the latter half of the year.

Also during the quarter and since, the company opened its first-ever ground-up skilled nursing facility development. It also acquired six other skilled nursing facilities, one assisted living facility, three home health businesses, three hospice businesses, and opened two additional urgent care centers. The acquired operations were all purchased with cash, and the newly-developed businesses were established with a combination of cash and lease financing. The added operations include:

▪	The newly-developed Sloan's Lake Rehabilitation and Care Center, a 41-bed all-private/Medicare skilled nursing facility located just West of downtown Denver, Colorado;

▪	Legacy Rehab & Living Center, a skilled nursing facility located in Amarillo, Texas with 147 operational beds;

▪	San Marcos Rehab & Healthcare Center, a 129-bed skilled nursing facility located in San Marcos, Texas;

▪	Courtyard Rehab & Healthcare Center, a 56-bed skilled nursing facility located in Victoria, Texas;

▪	La Villa Rehab & Healthcare Center, a 152-bed skilled nursing facility located in San Marcos, Texas;

▪	Redmond Care & Rehabilitation Center, a 110-bed skilled nursing facility located in Redmond, Washington;

▪	Omaha Nursing & Rehabilitation Center, a 70-bed skilled nursing facility located in Omaha, Nebraska;

▪	Redmond Heights Senior Living, a 90-unit assisted living and memory care facility located in Redmond, Washington;

▪	Emblem Hospice, a well-regarded hospice agency located in the greater Phoenix market's burgeoning East Valley area;

▪	Vesper Hospice, a small but respected hospice agency located in the Pasadena, California market;

▪	Symbol Healthcare, a home health agency located in the Tacoma, Washington market;

▪	Elite Home Health and Hospice, a home health agency and a separate hospice agency, both located in the Clarkston, Washington market;

▪	Custom Home Health, a licensed non-operating home health agency in the Dallas, Texas market that will be added to Ensign's existing Custom Hospice business in that market; and

▪	Two new Immediate Clinic urgent care clinics located in the greater Seattle, Washington market.

The acquisitions brought Ensign's growing portfolio to 116 facilities, nine home health and seven hospice companies, five urgent care clinics, and an ancillary service provider, all in 11 states. Of the 116 post-acute and seniors housing facilities, 93 are Ensign-owned, and 72 of those are owned free of mortgage debt, with Ensign affiliates holding purchase options on two of Ensign's 23 leased facilities. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care, seniors housing, home health and hospice operations across the United States.

Conference Call
A live webcast will be held on Thursday, May 2, 2013 at 10:30 a.m. Pacific Time (1:30 p.m. Eastern) to discuss Ensign's first quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, May 24, 2013.

About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, and other rehabilitative, healthcare and diagnostic services for both long-term residents and short-stay rehabilitation patients at 116 post-acute and seniors housing facilities, nine home health companies, seven hospice companies, five urgent care locations and a mobile diagnostic business, all spread across California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska and Oregon. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and the entry into final settlement documents. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31, 2013
	As Reported	Non-GAAP Adj.		As Adjusted
Revenue	$218,201	(773)	(6) (7)	$217,428
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	176,061	(3,281)	(1)(2)(6)(7)	172,780
U.S. Government inquiry settlement	33,000	(33,000)	(3)	—
Facility rent—cost of services	3,314	(255)	(4)(6)	3,059
General and administrative expense	8,848	(807)	(5)	8,041
Depreciation and amortization	7,732	(265)	(6)(8)	7,467
Total expenses	228,955	(37,608)		191,347
(Loss) income from operations	(10,754)	36,835		26,081
Other income (expense):
Interest expense	(3,115)			(3,115)
Interest income	93			93
Other expense, net	(3,022)			(3,022)
(Loss) income before provision for income taxes	(13,776)	36,835		23,059
Tax Effect on Non-GAAP Adjustments		14,181	(9)
Tax True-up for Effective Tax Rate		(2,290)	(10)
(Benefit) provision for income taxes	(3,013)	11,891		8,878
(Loss) income from continuing operations	(10,763)	24,944		14,181
Loss from discontinued operations, net of income tax benefit	(1,748)			(1,748)
Net (loss) income	(12,511)	24,944		12,433
Less: net loss attributable to noncontrolling interests	(364)			(364)
Net (loss) income attributable to The Ensign Group, Inc.	$(12,147)	24,944		$12,797
Attributable to The Ensign Group, Inc.
Net (loss) income attributable to The Ensign Group, Inc.	(12,147)	24,944		12,797
Loss from discontinued operations, net of income tax benefit	(1,748)			(1,748)
(Loss) income from continuing operations attributable to The Ensign Group, Inc.	$(10,399)	24,944		$14,545
Net (loss) income per share:
Basic:
Net (loss) income attributable to The Ensign Group, Inc.	(0.56)			0.59
Loss from discontinued operations, net of income tax benefit	(0.08)			(0.08)
Income from continuing operations attributable to The Ensign Group, Inc.	$(0.48)			$0.67
Diluted:
Net (loss) income attributable to The Ensign Group, Inc.	(0.56)			0.58
Loss from discontinued operations, net of income tax benefit	(0.08)			(0.07)
(Loss) income from continuing operations attributable to The Ensign Group, Inc.	$(0.48)			$0.65
Weighted average common shares outstanding:
Basic	21,768	—		21,768
Diluted	21,768	442	(11)	22,210

(1) Represents acquisition-related costs of $79 for the three months ended March 31, 2013.
(2) Represents costs of $49 for the three months ended March 31, 2013, incurred to recognize income tax credits which contributed to a decrease in the effective tax rate.
(3) Represents the Company's estimated U.S. Department of Justice (DOJ) inquiry settlement reserve.
(4) Represents straight-line rent amortization related to newly opened urgent care centers and one newly constructed skilled nursing facility which began operations during the first quarter of 2013.
(5) Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the DOJ.
(6) Represents revenues and expenses incurred at newly opened urgent care centers, less rent expense recognized in note (4) above and depreciation expense recognized in note (8) below.
(7) Represents revenues and expenses incurred at one newly constructed facility which began operations during the first quarter of 2013, less rent expense recognized in note (4) above.
(8) Represents depreciation expense at newly opened urgent care centers and amortization costs related to patient base intangible assets at skilled nursing and assisted living facilities acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.
(9) Represents the tax impact of non-GAAP adjustments noted in (1) – (8) at the Company’s year to date effective tax rate of 38.5% for the three months ended March 31, 2013.
(10) Represents an adjustment to the provision for income taxes to our current year to date effective rate to 38.5% for the three months ended March 31, 2013.
(11) Represents options outstanding that were excluded from the calculation of diluted EPS, as their effect would have been anti-dilutive based on the application of the treasury stock method.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31, 2012
	As Reported	Non-GAAP Adj.		As Adjusted
Revenue	$202,040			$202,040
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	160,627	(315)	(1)(2)	160,312
Facility rent—cost of services	3,320	(171)	(3)	3,149
General and administrative expense	7,697	(256)	(4)	7,441
Depreciation and amortization	6,914	(184)	(5)	6,730
Total expenses	178,558	(926)		177,632
Income from operations	23,482	926		24,408
Other income (expense):
Interest expense	(2,925)			(2,925)
Interest income	51			51
Other expense, net	(2,874)			(2,874)
Income before provision for income taxes	20,608	926		21,534
Tax impact of non-GAAP adjustments		361	(6)
Tax true-up for effective tax rate		323	(7)
Provision for income taxes	7,714	684		8,398
Income from continuing operations	12,894	242		13,136
Loss from discontinued operations, net of income tax benefit	(66)			(66)
Net income	12,828	242		13,070
Less: net loss attributable to noncontrolling interests	(76)			(76)
Net income attributable to The Ensign Group, Inc.	$12,904	242		$13,146
Attributable to The Ensign Group, Inc.
Net income attributable to The Ensign Group, Inc.	12,904	242		13,146
Loss from discontinued operations, net of income tax benefit	(66)			(66)
Income from continuing operations attributable to The Ensign Group, Inc.	$12,970	242		$13,212
Net income per share
Basic:
Net income attributable to The Ensign Group, Inc.	0.61			0.62
Loss from discontinued operations, net of income tax benefit	—			—
Income from continuing operations attributable to The Ensign Group, Inc.	$0.61			$0.62
Diluted:
Net income attributable to The Ensign Group, Inc.	0.59			0.60
Loss from discontinued operations, net of income tax benefit	(0.01)			(0.01)
Income from continuing operations attributable to The Ensign Group, Inc.	$0.60			$0.61
Weighted average common shares outstanding:
Basic	21,251			21,251
Diluted	21,796			21,796

(1) Represents acquisition-related costs of $74 for the three months ended March 31, 2012.
(2) Represents costs of $241 for the three months ended March 31, 2012, incurred to recognize income tax credits which contributed to a decrease in the effective tax rate.
(3) Represents straight-line rent expense for a leased facility which the Company had begun construction activities, but had not commenced skilled nursing operations as of March 31, 2012.
(4) Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the Department of Justice (DOJ).
(5) Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.
(6) Represents the tax impact of non-GAAP adjustments noted in (1) - (5) at a normalized tax rate of 39.0%.
(7) In FY 2011 and 2010, the Company's effective tax rate was 38.3% and 39.3%, respectively. Therefore, this represents an adjustment to the provision for income taxes to normalize the effective tax rate to 39.0%.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Adjusted to Reflect Discontinued Operations
(In thousands, except per share data)

	Three Months Ended June 30, 2012				Six Months Ended June 30, 2012
	As Reported Including Discontinued Operations	Non-GAAP Adj.		As Adjusted	As Reported Including Discontinued Operations	Non-GAAP Adj.		As Adjusted
Revenue	$203,919			$203,919	$405,959			$405,959
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	162,085	(2,696)	(1)(3)(7)	159,389	322,712	(3,011)	(1)(2)(3)(7)	319,701
Facility rent—cost of services	3,355	(181)	(4)(7)	3,174	6,675	(352)	(4)(7)	6,323
General and administrative expense	8,137	(593)	(5)	7,544	15,834	(848)	(5)	14,986
Depreciation and amortization	7,010	(123)	(6)	6,887	13,924	(307)	(6)	13,617
Total expenses	180,587	(3,593)		176,994	359,145	(4,518)		354,627
Income from operations	23,332	3,593		26,925	46,814	4,518		51,332
Other income (expense):
Interest expense	(3,114)			(3,114)	(6,039)			(6,039)
Interest income	52			52	103			103
Other expense, net	(3,062)			(3,062)	(5,936)			(5,936)
Income before provision for income taxes	20,270	3,593		23,863	40,878	4,518		45,396
Tax impact of non-GAAP adjustments		1,401	(8)			1,762	(8)
Tax true-up for effective tax rate		34	(9)			356	(9)
Provision for income taxes	7,872	1,435		9,307	15,586	2,118		17,704
Income from continuing operations	12,398	2,158		14,556	25,292	2,400		27,692
Loss from discontinued operations, net of income tax benefit	(119)			(119)	(185)			(185)
Net income	12,279	2,158		14,437	25,107	2,400		27,507
Less: net loss attributable to noncontrolling interests	(177)	34		(143)	(253)	34		(219)
Net income attributable to The Ensign Group, Inc.	$12,456	2,124		$14,580	$25,360	2,366		$27,726
Attributable to The Ensign Group, Inc.
Net income attributable to The Ensign Group, Inc.	12,456	2,124		14,580	25,360	2,366		27,726
Loss from discontinued operations, net of income tax benefit	(119)			(119)	(185)			(185)
Income from continuing operations attributable to The Ensign Group, Inc.	$12,575	2,124		$14,699	$25,545	2,366		$27,911
Net income per share
Basic:
Net income attributable to The Ensign Group, Inc.	0.58			0.68	1.19			1.30
Loss from discontinued operations, net of income tax benefit	(0.01)			(0.01)	(0.01)			(0.01)
Income from continuing operations attributable to The Ensign Group, Inc.	$0.59			$0.69	$1.20			$1.31
Diluted:
Net income attributable to The Ensign Group, Inc.	0.57			0.67	1.16			1.27
Loss from discontinued operations, net of income tax benefit	—			—	(0.01)			(0.01)
Income from continuing operations attributable to The Ensign Group, Inc.	$0.57			$0.67	$1.17			$1.28
Weighted average common shares outstanding:
Basic	21,368			21,368	21,309			21,309
Diluted	21,886			21,886	21,841			21,841

(1)	Represents acquisition-related costs of $46 and $120 for the three and six months ended June 30, 2012, respectively.

(2)	Represents costs of $241 incurred in the first quarter to recognize income tax credits which contributed to the decrease in the Company's effective tax rate.

(3)	Represents the settlement of a class action lawsuit regarding minimum staffing requirements in the state of California of $2,596 during the three months ended June 30, 2012.

(4)	Represents straight-line rent amortization for a facility which the Company has begun construction activities, but had not commenced operations of a skilled nursing facility as of June 30, 2012.

(5)
Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the Department of Justice (DOJ).

(6)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(7)	Represents costs incurred at urgent care centers which had not begun operations as of June 30, 2012.

(8)	Represents the tax impact of non-GAAP adjustments noted in (1) - (7) at a normalized rate of 39.0%.

(9)
In 2011 and 2010, the Company's effective tax rate was 38.3% and 39.3%, respectively. Therefore, this represents an adjustment to the provision for income taxes to normalize our current quarter effective rate to 39.0%.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Adjusted to Reflect Discontinued Operations
(In thousands, except per share data)

	Three Months Ended September 30, 2012				Nine Months Ended September 30, 2012
	As Reported Including Discontinued Operations	Non-GAAP Adj.		As Adjusted	As Reported Including Discontinued Operations	Non-GAAP Adj.		As Adjusted
Revenue	$206,691			$206,691	$612,650			$612,650
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	164,579	(553)	(1)(2)(7)	164,026	487,291	(3,565)	(1)(2)(3)(7)	483,726
Facility rent—cost of services	3,359	(236)	(4)(7)	3,123	10,034	(588)	(4)(7)	9,446
General and administrative expense	8,099	(593)	(5)(7)	7,506	23,933	(1,441)	(5)(7)	22,492
Depreciation and amortization	7,147	(144)	(6)(7)	7,003	21,071	(450)	(6)(7)	20,621
Total expenses	183,184	(1,526)		181,658	542,329	(6,044)		536,285
Income from operations	23,507	1,526		25,033	70,321	6,044		76,365
Other income (expense):
Interest expense	(3,092)			(3,092)	(9,131)			(9,131)
Interest income	69			69	172			172
Other expense, net	(3,023)			(3,023)	(8,959)			(8,959)
Income before provision for income taxes	20,484	1,526		22,010	61,362	6,044		67,406
Tax impact of non-GAAP adjustments		595	(8)			2,357	(8)
Tax true-up for effective tax rate		461	(9)			817	(9)
Provision for income taxes	7,528	1,056		8,584	23,114	3,174		26,288
Income from continuing operations	12,956	470		13,426	38,248	2,870		41,118
Income (loss) from discontinued operations, net of income tax	80			80	(105)			(105)
Net income	13,036	470		13,506	38,143	2,870		41,013
Less: net loss attributable to noncontrolling interests	(258)	94		(164)	(511)	128		(383)
Net income attributable to The Ensign Group, Inc.	$13,294	376		$13,670	$38,654	2,742		$41,396
Attributable to The Ensign Group, Inc.
Net income attributable to The Ensign Group, Inc.	13,294	376		13,670	38,654	2,742		41,396
Income (loss) from discontinued operations, net of income tax	80			80	(105)			(105)
Income from continuing operations attributable to The Ensign Group, Inc.	$13,214	376		$13,590	$38,759	2,742		$41,501
Net income per share
Basic:
Net income attributable to The Ensign Group, Inc.	0.62			0.64	1.81			1.94
Income (loss) from discontinued operations, net of income tax	0.01			0.01	—			—
Income from continuing operations attributable to The Ensign Group, Inc.	$0.61			$0.63	$1.81			$1.94
Diluted:
Net income attributable to The Ensign Group, Inc.	0.60			0.62	1.77			1.89
Income (loss) from discontinued operations, net of income tax benefit	—			—	—			(0.01)
Income from continuing operations attributable to The Ensign Group, Inc.	$0.60			$0.62	$1.77			$1.90
Weighted average common shares outstanding:
Basic	21,488			21,488	21,369			21,369
Diluted	22,010			22,010	21,899			21,899

(1)	Represents acquisition-related costs of $110 and $230 for the three and nine months ended September 30, 2012, respectively.

(2)
Represents costs of $197 and $439 for the three and nine months ended September 30, 2012, respectively, incurred to recognized income tax credits which contributed to the decrease in the Company's effective tax rate.

(3)	Represents the settlement of a class action lawsuit regarding minimum staffing requirements in the state of California of $2,596 during the three months ended June 30, 2012.

(4)	Represents straight-line rent amortization for a facility which the Company has begun construction activities, but had not commenced operations of a skilled nursing facility as of September 30, 2012.

(5)
Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the Department of Justice (DOJ).

(6)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(7)	Represents costs incurred at urgent care centers which had not begun operations as of September 30, 2012.

(8)	Represents the tax impact of non-GAAP adjustments noted in (1) - (7) at a normalized rate of 39.0%.

(9)
In 2011 and 2010, the Company's effective tax rate was 38.3% and 39.3%, respectively. Therefore, this represents an adjustment to the provision for income taxes to normalize our current quarter effective rate to 39.0%.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Adjusted to Reflect Discontinued Operations
(In thousands, except per share data)

	Three Months Ended December 31, 2012				Year Ended December 31, 2012
	As Reported Including Discontinued Operations	Non-GAAP Adj.		As Adjusted	As Reported Including Discontinued Operations	Non-GAAP Adj.		As Adjusted
Revenue	$210,505	(79)	(9)	$210,426	$823,155	(79)	(9)	$823,076
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	169,133	(3,077)	(1)(2)(5)(9)	166,056	656,424	(6,641)	(1)(2)(3)(5)(9)	649,783
Charges related to U.S. Government inquiry	15,000	(15,000)	(4)	—	15,000	(15,000)	(4)
Facility rent—cost of services	3,247	(272)	(6)(9)	2,975	13,281	(860)	(6)(9)	12,421
General and administrative expense	7,886	(503)	(7)	7,383	31,819	(1,945)	(7)	29,874
Depreciation and amortization	7,287	(50)	(8)(9)	7,237	28,358	(501)	(8)(9)	27,857
Total expenses	202,553	(18,902)		183,651	744,882	(24,947)		719,935
Income from operations	7,952	18,823		26,775	78,273	24,868		103,141
Other income (expense):
Interest expense	(3,098)			(3,098)	(12,229)			(12,229)
Interest income	83			83	255			255
Other expense, net	(3,015)			(3,015)	(11,974)			(11,974)
Income before provision for income taxes	4,937	18,823		23,760	66,299	24,868		91,167
Tax impact of non-GAAP adjustments		7,134	(10)			9,425	(10)
Tax true-up for effective tax rate		(149)	(11)
Provision for income taxes	2,020	6,985		9,005	25,134	9,425		34,559
Income from continuing operations	2,917	11,838		14,755	41,165	15,443		56,608
Loss from discontinued operations, net of income tax benefit	(1,252)			(1,252)	(1,357)			(1,357)
Net income	1,665	11,838		13,503	39,808	15,443		55,251
Less: net loss attributable to noncontrolling interests	(272)	226		(46)	(783)	354		(429)
Net income attributable to The Ensign Group, Inc.	$1,937	11,612		$13,549	$40,591	15,089		$55,680
Attributable to The Ensign Group, Inc.
Net (loss) income attributable to The Ensign Group, Inc.	1,937	11,612		13,549	40,591	15,089		55,680
Loss from discontinued operations, net of income tax benefit	(1,252)			(1,252)	(1,357)			(1,357)
Income from continuing operations attributable to The Ensign Group, Inc.	$3,189	11,612		$14,801	$41,948	15,089		$57,037
Net income per share
Basic:
Net income attributable to The Ensign Group, Inc.	0.09			0.63	1.89			2.60
Loss from discontinued operations, net of income tax benefit	(0.06)			(0.06)	(0.07)			(0.06)
Income from continuing operations attributable to The Ensign Group, Inc.	$0.15			$0.69	$1.96			$2.66
Diluted:
Net income attributable to The Ensign Group, Inc.	0.09			0.61	1.85			2.54
Loss from discontinued operations, net of income tax benefit	(0.05)			(0.06)	(0.06)			(0.06)
Income from continuing operations attributable to The Ensign Group, Inc.	$0.14			$0.67	$1.91			$2.60
Weighted average common shares outstanding:
Basic	21,605			21,605	21,429			21,429
Diluted	22,075			22,075	21,942			21,942

(1)	Represents acquisition-related costs of $20 and $250 for the three and twelve months ended December 31, 2012, respectively.

(2)
Represents costs of $152 and $591 for the three and twelve months ended December 31, 2012, respectively, incurred to recognize income tax credits which contributed to the decrease in the Company's effective tax rate.

(3)	Represents the settlement of a class action lawsuit regarding minimum staffing requirements in the state of California of $2,596 during the period ended June 30, 2012.

(4)	Represents the Company's estimated liability related to its efforts to achieve a global, company-wide resolution of any claims connected to the U.S. Department of Justice (DOJ) investigation.

(5)	Represents impairment charges of $2,225 recorded at our urgent care franchising operations, which we attribute to a decline in the estimated fair value of redeemable noncontrolling interests.

(6)	Represents straight-line rent amortization for a facility which the Company has begun construction activities, but had not commenced operations of a skilled nursing facility as of December 31, 2012.

(7)
Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the Department of Justice (DOJ).

(8)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(9)	Represents revenues and expenses incurred at newly opened urgent care centers.

(10)	Represents the tax impact of non-GAAP adjustments noted in (1) - (9) above in our effective tax rate of 37.9%.

(11)	Represents an adjustment to the provision for income taxes to our effective tax rate of 37.9%.

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND
ADJUSTED EBITDAR
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Consolidated Statements of Income Data:
Net (loss) income	$(12,511)	$12,828
Net loss attributable to noncontrolling interests	364	76
Loss from discontinued operations	1,748	66
Interest expense, net	3,022	2,874
(Benefit) provision for income taxes	(3,013)	7,714
Depreciation and amortization	7,732	6,914
EBITDA	$(2,658)	$30,472
Facility rent—cost of services	3,314	3,320
EBITDAR	$656	$33,792

EBITDA	$(2,658)	$30,472
Adjustments to EBITDA:
Charge related to the U.S. Government inquiry(a)	33,000	—
Legal costs(b)	807	256
Urgent care center losses(c)	914	—
Losses at skilled nursing facility not at full operation(d)	1,466
Acquisition related costs(e)	79	74
Costs incurred to recognize income tax credits(f)	49	241
Rent related to non-core business items above(g)	255	171
Adjusted EBITDA	$33,912	$31,214
Facility rent—cost of services	3,314	3,320
Less: rent related to non-core business items above(g)	(255)	(171)
Adjusted EBITDAR	$36,971	$34,363

(a) Estimated liability related to our efforts to achieve a global, company-wide, resolution of any claims connected to the U.S. Department of Justice (DOJ) investigation.
(b) Legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some our our subsidiaries being conducted by the DOJ.
(c) Revenues and expenses incurred at newly opened urgent care centers.
(d) Revenues and expenses incurred at one newly constructed skilled nursing facility which began operations during the first quarter of 2013.
(e) Costs incurred to acquire an operation which are not capitalizable.
(f) Costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate.
(g) Rent related to newly opened urgent care centers and one newly constructed skilled nursing facility not at full operation as of March 31, 2013, not included in items (c) and (d) above.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$42,536	$40,685
Accounts receivable — less allowance for doubtful accounts of $14,285 and $13,811 at March 31, 2013 and December 31, 2012, respectively	98,285	94,187
Investments — current	3,371	5,195
Prepaid income taxes	8,400	3,787
Prepaid expenses and other current assets	8,424	8,606
Deferred tax asset — current	13,370	14,871
Assets held for sale — current	422	268
Total current assets	174,808	167,599
Property and equipment, net	450,695	447,855
Insurance subsidiary deposits and investments	18,943	17,315
Escrow deposits	7,843	4,635
Deferred tax asset	3,753	2,234
Restricted and other assets	9,687	8,640
Intangible assets, net	6,037	6,115
Long-term assets held for sale	8,471	11,324
Goodwill	23,523	21,557
Other indefinite-lived intangibles	7,740	3,588
Total assets	$711,500	$690,862

Liabilities and equity
Current liabilities:
Accounts payable	$23,206	$26,069
Accrued charge related to U.S. Government inquiry	48,000	15,000
Accrued wages and related liabilities	33,942	35,847
Accrued self-insurance liabilities — current	16,769	16,034
Liabilities held for sale — current	875	339
Other accrued liabilities	23,932	20,871
Current maturities of long-term debt	7,242	7,187
Total current liabilities	153,966	121,347
Long-term debt — less current maturities	198,687	200,505
Accrued self-insurance liabilities — less current portion	36,121	34,849
Fair value of interest rate swap	2,597	2,866
Long-term liabilities held for sale	—	130
Deferred rent and other long-term liabilities	3,213	3,281
Total equity	316,916	327,884
Total liabilities and equity	$711,500	$690,862

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Three Months Ended March 31,
	2013	2012
Net cash provided by operating activities	$21,682	$5,318
Net cash used in investing activities	(19,145)	(18,321)
Net cash provided by financing activities	(686)	16,037
Net increase (decrease) in cash and cash equivalents	1,851	3,034
Cash and cash equivalents beginning of period	40,685	29,584
Cash and cash equivalents end of period	$42,536	$32,618

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$218,201	$202,040	$16,161	8.0%
Number of facilities at period end	110	104	6	5.8%
Actual patient days	860,265	851,511	8,754	1.0%
Occupancy percentage — Operational beds	77.8%	79.8%		(2.0)%
Skilled mix by nursing days	27.7%	26.3%		1.4%
Skilled mix by nursing revenue	51.5%	50.5%		1.0%

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$170,731	$167,451	$3,280	2.0%
Number of facilities at period end	77	77	—	—%
Actual patient days	647,189	659,173	(11,984)	(1.8)%
Occupancy percentage — Operational beds	80.9%	81.7%		(0.8)%
Skilled mix by nursing days	29.2%	27.8%		1.4%
Skilled mix by nursing revenue	53.4%	52.1%		1.3%

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$34,745	$33,459	$1,286	3.8%
Number of facilities at period end	25	25	—	—%
Actual patient days	177,417	184,354	(6,937)	(3.8)%
Occupancy percentage — Operational beds	73.3%	75.4%		(2.1)%
Skilled mix by nursing days	21.3%	18.2%		3.1%
Skilled mix by nursing revenue	43.4%	40.2%		3.2%

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$12,725	$1,130	$11,595	NM
Number of facilities at period end	8	2	6	NM
Actual patient days	35,659	7,984	27,675	NM
Occupancy percentage — Operational beds	55.9%	51.6%		NM
Skilled mix by nursing days	18.0%	8.4%		NM
Skilled mix by nursing revenue	34.0%	12.0%		NM
_______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2010.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2010 to December 31, 2011.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2012.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total		%
	2013	2012	2013	2012	2013	2012	2013	2012	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$569.58	$551.26	$471.13	$477.10	$441.08	$323.24	$549.03	$540.27	1.6%
Managed care	393.73	370.17	387.75	421.39	418.36	—	393.52	372.48	5.6%
Other skilled	472.07	568.42	710.27	562.28	—	—	475.99	568.27	(16.2)%
Total skilled revenue	494.69	486.75	461.02	470.01	439.74	323.24	489.73	484.89	1.0%
Medicaid	176.72	168.37	157.52	151.10	193.30	225.83	175.10	166.28	5.3%
Private and other payors	188.76	194.16	172.51	162.73	154.16	186.31	182.57	183.57	(0.5)%
Total skilled nursing revenue	$270.89	$259.44	$226.41	$212.39	$232.79	$226.77	$263.19	$252.29	4.3%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2013	2012	2013	2012	2013	2012	2013	2012
Percentage of Skilled Nursing Revenue:
Medicare	32.4%	34.0%	36.6%	34.3%	32.1%	12.0%	32.9%	34.0%
Managed care	15.7	14.3	5.9	5.3	1.9	—	14.0	13.2
Other skilled	5.3	3.8	0.9	0.6	—	—	4.6	3.3
Skilled mix	53.4	52.1	43.4	40.2	34.0	12.0	51.5	50.5
Private and other payors	7.2	7.6	21.5	22.3	8.1	15.1	9.1	9.5
Quality mix	60.6	59.7	64.9	62.5	42.1	27.1	60.6	60.0
Medicaid	39.4	40.3	35.1	37.5	57.9	72.9	39.4	40.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2013	2012	2013	2012	2013	2012	2013	2012
Percentage of Skilled Nursing Days:
Medicare	15.4%	16.0%	17.6%	15.3%	16.9%	8.4%	15.8%	15.9%
Managed care	10.8	10.1	3.4	2.7	1.1	—	9.4	8.9
Other skilled	3.0	1.7	0.3	0.2	—	—	2.5	1.5
Skilled mix	29.2	27.8	21.3	18.2	18.0	8.4	27.7	26.3
Private and other payors	10.4	10.1	28.3	29.1	12.2	18.4	13.0	13.0
Quality mix	39.6	37.9	49.6	47.3	30.2	26.8	40.7	39.3
Medicaid	60.4	62.1	50.4	52.7	69.8	73.2	59.3	60.7
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2013		2012
	$	%	$	%
	(Dollars in thousands)
Revenue:
Medicaid	$76,510	35.0%	$73,583	36.4%
Medicare	73,928	33.9	69,794	34.6
Medicaid-skilled	8,472	3.9	5,861	2.9
Total	158,910	72.8	149,238	73.9
Managed Care	29,186	13.4	25,692	12.7
Private and Other(1)	30,105	13.8	27,110	13.4
Total revenue	$218,201	100.0%	$202,040	100.0%
(1) Private and other payors includes revenue from urgent care centers and other ancillary businesses.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net (loss) income from continuing operations, adjusted for net losses attributable to noncontrolling interest, before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. Adjusted EBITDA is EBITDA adjusted for non-core business items. Adjusted EBITDAR is EBITDAR adjusted for non-core business items.The Company believes that the presentation of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides important supplemental information to management and investors to evaluate the Company's operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company's Quarterly Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC's website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.